Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2025, relating to the consolidated financial statements of A2Z CUST2MATE SOLUTIONS CORP. appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the prospectus constituting part of this Registration Statement.

/s/ Ziv Haft

Certified Public Accountants (Isr) BDO Member Firm

April 23, 2025